UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 30, 2007

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31048	33-0766069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2361 Campus Drive, Suite 101, Irvine, CA  92612
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (949) 833-9001

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

To obtain funding for its ongoing operations, Pacificap Entertainment Holdings, Inc. (“the Company”) entered into a Securities Purchase Agreement with accredited investors, AJW Partners, LLC, AJW Master Fund, Ltd., and New Millenium Capital Partners II, LLC (the “Investors”) on August 30, 2007 for the sale of (i) $120,000 in convertible notes (the “Notes”) and (ii) warrants to buy 10,000,000 shares of our common stock (the “Warrants”).

The Notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors’ option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.  Accordingly, there is in fact no limit on the number of shares into which the secured convertible notes may be converted.  As of August 31, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Pink Sheets was $0.0002 and, therefore, the conversion price for the secured convertible notes was $.00005.  Based on this conversion price, the $120,000 secured convertible notes, excluding interest, would be convertible into 240,000,000 shares of our common stock, subject to Stockholder Approval (as such term is defined in the Securities Purchase Agreement).    If the Company’s stock price should decrease, the Company will be required to issue substantially more shares, which will cause dilution to the Company’s existing stockholders.  There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company’s common stock.

The full principal amount of the Notes is due upon default under certain terms of such Notes. We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.02 per share.

The Company is obligated to register the resale of the conversion shares issuable upon conversion of the Notes under the Securities Act of 1933, as amended, no later than thirty (30) days after receipt of written demand from the Investor.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.005 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors has contractually agreed to restrict their ability to convert the notes and exercise the warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $120,000 in face amount of Notes issued to the Investors in connection with this financing.  The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

4.1	Callable Secured Convertible Note issued to AJW Partners, LLC, dated August 30, 2007.

4.2	Callable Secured Convertible Note issued to AJW Master Fund, Ltd., dated August 30, 2007.

4.3	Callable Secured Convertible Note issued to New Millennium Capital PartnersII, LLC, dated August 30, 2007.

4.4	Stock Purchase Warrant issued to AJW Partners, LLC, dated August 30, 2007.

4.5	Stock Purchase Warrant issued to AJW Master Fund, Ltd., dated August 30,2007.

4.6	Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC,dated August 30, 2007.

99.1	Securities Purchase Agreement dated August 30, 2007 by and among the Company AJW Offshore, Ltd.

99.2	Registration Rights Agreement dated August 30, 2007 by and among the Company and AJW Offshore, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacificap Entertainment Holdings, Inc.

Date: September 6, 2007	By:	/s/ Mark Schaftlein
Mark Schaftlein
President